UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 3, 2008

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2008, Microchip Technology Incorporated (“Microchip”) announced the retirement of Gordon Parnell as its Vice President and Chief Financial Officer effective as of December 31, 2008.

Upon the effective date of Mr. Parnell’s retirement, December 31, 2008, J. Eric Bjornholt will serve as Vice President and Chief Financial Officer of Microchip.  Mr. Bjornholt has worked at Microchip since 1995.  In particular, he has served as Microchip’s Vice President of Finance since April 2008 and as Director of Financial Reporting and Tax from August 2003 to April 2008.  Mr. Bjornholt has also served as Secretary of Microchip since May 2003.  Prior to joining Microchip, Mr. Bjornholt worked for the independent public accounting firm KPMG LLP.  Mr. Bjornholt is 38 years old.  Mr. Bjornholt is a certified public accountant, has an undergraduate degree in accounting from the University of Arizona and a Master’s degree from Arizona State University.  In his role as Chief Financial Officer, Mr. Bjornholt will also serve as Microchip’s Chief Accounting Officer. There are no family relationships among Mr. Bjornholt and any directors or other executive officers of Microchip.  There are no “related party” transactions between Mr. Bjornholt and Microchip as described in Item 404(a) of Regulation SK.

Mr. Parnell will continue to serve as the Microchip’s Chief Financial Officer until the effective date of his retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2008	Microchip Technology Incorporated (Registrant)

By: /s/ Gordon W. Parnell
Gordon W. Parnell Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)